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                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549





                             FORM 8-K


                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): April 29, 1998
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                   BAY VIEW CAPITAL CORPORATION
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      (Exact name of registrant as specified in its charter)



    Delaware                 0-17901               94-3078031
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(State or other      (Commission File Number)     (IRS Employer
jurisdiction of                                  Identification
incorporation)                                        No.)



1840 Gateway Drive, San Mateo, California                94404
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(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code (650) 573-7300
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                               N/A
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(Former name or former address, if changed since last report.)
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Item 4.  Changes in Registrant's Certifying Accountant.

        As previously indicated in Bay View Capital Corporation's (the "Company's") Annual Meeting proxy statement dated April 20, 1998, the Company has been formally reviewing which independent accountants are to be appointed as the Company's independent auditors for the fiscal year ending December 31, 1998. On April 29, 1998, the Company decided to replace Deloitte & Touche LLP, the Company's principal accountants for the fiscal year ended
        December 31, 1997, with a firm yet to be named. The decision to replace Deloitte & Touche LLP was approved by the audit committee of the Company's Board of Directors.

        In connection with the audits of the two fiscal years ended December 31, 1997, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matters of the disagreements in connection with their opinion.

        The audit reports of Deloitte & Touche LLP on the Company's consolidated financial statements as of and for the years ended December 31, 1997 and 1996, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

        The Company has requested that Deloitte & Touche LLP furnish the Company with a letter, as promptly as possible, addressed to the Securities and Exchange Commission, stating whether they agree with the statements in this Item 4, and if not, stating the respects in which they do not agree. This letter is not yet available, but will be filed as an exhibit to an amendment to this Report.
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                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              BAY VIEW CAPITAL CORPORATION



Date: April 30, 1998          By: /s/David A. Heaberlin
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                                  David A. Heaberlin
                                  Executive Vice President and
                                   Chief Financial Officer